Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 of our report dated March 5, 2003 relating to the financial statements, which appear in I-trax, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Goldstein Golub Kessler LLP
New York, New York
July 24, 2003



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